UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2019

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

0-26176
(Commission File Number)

Nevada	88-0336997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	DISH	The Nasdaq Stock Market L.L.C.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed in the Current Report on Form 8-K filed by DISH Network Corporation, a Nevada corporation (“DNC”), with the Securities and Exchange Commission (the “SEC”) on May 20, 2019 and subsequent periodic filings of DNC, DNC entered into a Master Transaction Agreement (the “Master Transaction Agreement”) on May 19, 2019 with BSS Merger Sub Inc., a Delaware corporation (“Merger Sub”), EchoStar Corporation, a Nevada corporation (“EC”) and EchoStar BSS Corporation, a Delaware corporation and a wholly-owned subsidiary of EC (“Newco”).  A copy of the Master Transaction Agreement was filed by DNC with the SEC on July 29, 2019 as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Effective September 10, 2019, upon the terms and subject to the conditions set forth in the Master Transaction Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, Merger Sub merged with and into Newco (the “Merger”) with the separate corporate existence of Merger Sub ceasing to exist and Newco continuing its existence under Delaware law as the surviving corporation in the Merger and a direct wholly-owned subsidiary of DNC. As a result of, and in consideration for, the Merger, on September 10, 2019, DNC issued 22,937,188 shares of its Class A common stock (the “DNC Shares”), par value $0.01 per share to the holders of common stock, par value $0.001 per share, of Newco (the “Newco Shares”) on the basis of a ratio of 0.23523769 DNC Shares for each outstanding Newco Share, as set forth in the Master Transaction Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION
Date: September 10, 2019	By:	/s/ Timothy A. Messner
Timothy A. Messner Executive Vice President and General Counsel